EXHIBIT 10

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                                  AMENDMENTS TO
                         RESTATED 1997 STOCK OPTION PLAN



            Reference is hereby made to that certain Restated 1997 Stock Option Plan ("1997 Plan") of Appliance Recycling Centers of America, Inc., adopted by the Board of Directors on March 7, 1997 approved by the shareholders of the Company on April 24, 1997, and as amended and restated May 20, 1997.

            I. Section 2 of the 1997 Plan was amended to add 100,000 shares to the 1997 Plan, bringing the total number of shares of stock subject to the 1997 Plan to 200,000.

            Adopted by the Board of Directors on March 5, 1999 and approved by the shareholders of the Company on April 29, 1999.

            II. Section 6 of the 1997 Plan was amended to read in it entirety as follows:

                        "6. GRANT OF INDEPENDENT DIRECTOR OPTIONS. Each
            Independent Director, upon his or her initial election to a first term on the Board of Directors, shall, on the date of such initial election, automatically be granted an option to purchase 5,000 shares of Common Stock. In addition, on the date of each annual meeting of shareholders of the Company, beginning with the annual meeting to be held in 1999, each Independent Director shall automatically be granted options to purchase 5,000 shares of Common Stock upon the re-election of such Independent Director to the Board by the shareholders of the Company."


            Adopted by the Board of Directors November 2, 1998 and approved by the shareholders of the Company on April 29, 1999.



                                                    /s/ Edward S. Cameron
                                                    ---------------------
                                                    Edward S. Cameron, President